UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 26, 2010

Motorola, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-7221	36-1115800
(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2010, the Compensation and Leadership Committee (the “Committee”) of the Board of Directors of Motorola, Inc. (the “Company”) approved amendments to the Company’s Long Range Incentive Plan of 2009 (the “2009 LRIP”) to reflect the planned separation of the Mobile Devices and Home businesses from Motorola, Inc.  Such separation is expected to be effected through the distribution (the “Distribution”) of the shares of Motorola SpinCo Holdings Corporation common stock owned by Motorola, Inc. to the stockholders of Motorola, Inc. as of the record date.  Motorola SpinCo Holdings Corporation is a wholly-owned subsidiary of Motorola, Inc. that, at the time of the Distribution, will hold, directly or indirectly, substantially all of the assets, liabilities and operations of the Mobile Devices and Home businesses of Motorola, Inc. and, through the Distribution, will become an independent, publicly traded company.

The amendments to the 2009 LRIP provide that, if the date of the Distribution (the “Distribution Date”) occurs prior to December 31, 2011, each outstanding performance cycle under the 2009 LRIP will terminate for all participants on the Distribution Date.  Earned awards for each such performance cycle will be determined based on the Company’s performance through the Distribution Date.  In addition, each participant’s awards for such performance cycles will be pro rated based on the participant’s number of completed months of employment within the performance cycle through the Distribution Date, divided by 36.  Notwithstanding the foregoing, the earned award of each covered employee (for purposes of Section 162(m) of the Internal Revenue Code) will be equal to the lesser of (a) the amount of the award without giving effect to the proration described in the preceding sentence and (b) the amount of the award giving effect to the proration described in the preceding sentence.  The amendments to the 2009 LRIP also provide that all earned awards will be paid in cash.

The foregoing summary of the amendments to the 2009 LRIP is qualified in its entirety by reference to the full text of the amended and restated 2009 LRIP, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Motorola Long Range Incentive Plan (LRIP) of 2009 (as Amended and Restated as of July 26, 2010)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOTOROLA, INC.
(Registrant)

By:	/s/ Michele A. Carlin
	Name:	Michele A. Carlin
	Title:	Senior Vice President, Human Resources

Dated:  July 29, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Motorola Long Range Incentive Plan (LRIP) of 2009 (as Amended and Restated as of July 26, 2010).